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                  NONCOMPETITION AND NONDISCLOSURE AGREEMENT


     THIS NONCOMPETITION AND NONDISCLOSURE AGREEMENT (this "AGREEMENT") is made as of the 7th day of May, 1998, by and between FlashNet Communications, Inc., a Texas corporation (the "COMPANY"), and M. Scott Leslie, an individual ("EMPLOYEE").

                             W I T N E S S E T H:

     WHEREAS, pursuant to that certain Stock Purchase Agreement dated as of the date hereof between the Company and ISP Investors, L.P., Fourteen Hill Capital, LP, Scott M. Kleberg, J. Luther King, Jr., Scot C. Hollmann, Apogee Fund LP, and Emmett M. Murphy (the "INVESTORS"), the Investors have agreed to make an equity investment in the Company on the terms and conditions specified in such Stock Purchase Agreement (the "INVESTMENT");

     WHEREAS, in connection with the Investment and as a condition precedent to the effectiveness of the Stock Purchase Agreement, the Investors are requiring Employee to enter into this Agreement with the Company;

     WHEREAS, the protections afforded by this Agreement are necessary in order for the Company to protect its goodwill and other business interests, in which the Investors are making a substantial investment pursuant to the terms of the Stock Purchase Agreement;

     WHEREAS, as a result of such investment by the Investors, the Company directly and the Employee indirectly are reaping substantial benefits and, therefore, are willing to enter into this Agreement; and

     WHEREAS, Employee acknowledges and agrees that this Agreement places on him limitations as to the business or investment activities he may pursue as well as the time during which and the geographic area over which such limitations will remain in effect, which limitations are deemed by him to be reasonable and no greater than are necessary under the circumstances to protect the goodwill and other business interests of the Company and the investment of the Investors therein;

     NOW, THEREFORE, in consideration of the premises, the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company and Employee, intending to be legally bound, agree as follows:

     1.   NONCOMPETITION AND PROTECTION OF CONFIDENTIAL INFORMATION.
     (a) Employee agrees that during his employment by the Company and the one (1) year period thereafter (the "RESTRICTED PERIOD"), Employee shall not, directly or indirectly, and regardless of the reason for his engaging in any such activities:


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          (i)   within the United States of America, own, manage, operate, control, invest or acquire an interest in, or otherwise engage or participate in (whether as a proprietor, owner, member, partner, stockholder, director, officer, employee, consultant, joint venturer, investor, sales representative or other participant) any business or entity that manages or operates any business or for-profit entity that is engaged primarily in the provision of Internet access connectivity to consumers and the small office/home office market offering delivery of the service via the Public Switched Telephone Network; PROVIDED, HOWEVER, that: (i) unless the Company timely pays the Payment (as defined below), the foregoing restriction on the activities of Employee shall not apply following the involuntary termination of Employee's employment without Cause (as defined below) or following Employee's resignation for Good Reason (as defined below), and (ii) the foregoing provisions shall not prohibit Employee from being a passive investor in any publicly traded entity, as long as any such investment does not exceed 1% of the outstanding equity securities of such entity;

          (ii) attempt in any manner to solicit from any customer or other party the business of the type performed by the Company or its affiliates for such party or to persuade any such party to cease to do business or to reduce the amount of business which any such party has customarily done or contemplates doing with the Company or its affiliates, whether or not the relationship between the Company and any such party was originally established in whole or in part through the efforts of Employee; PROVIDED, HOWEVER, that unless the Company timely pays the Payment (as defined below), the foregoing restriction on the activities of Employee shall not apply following the involuntary termination of Employee's employment without Cause (as defined below) or following Employee's resignation for Good Reason (as defined below);

          (iii) employ or attempt to employ (or assist anyone else to employ) any person who is an employee of or exclusive consultant to the Company or its affiliates; PROVIDED, HOWEVER, that unless the Company timely pays the Payment (as defined below), the foregoing restriction on the activities of Employee shall not apply following the involuntary termination of Employee's employment without Cause (as defined below) or following Employee's resignation for Good Reason (as defined below); or

          (iv) render to or for any customer or other party to a business relationship of the Company or its affiliates any services of the type rendered by the Company or its affiliates; PROVIDED, HOWEVER, that unless the Company timely pays the Payment (as defined below), the foregoing restriction on the activities of Employee shall not apply following the involuntary termination of Employee's employment without Cause (as defined below) or following Employee's resignation for Good Reason (as defined below).

     (b) Employee further agrees that, he will not at any time (whether during the Restricted Period or thereafter) disclose to anyone any confidential information or trade secrets of the Company or any proprietary information of a customer or other party to a business relationship


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of the Company, or utilize such confidential information or trade secrets for his own benefit, or for the benefit of third parties and all memoranda, notes, records or other documents compiled by him or made available to him prior to the date hereof pertaining to the Company and/or its customers or other business relationships shall be the property of the Company and shall be delivered to the Company at any time upon request by the Company.

     (c) If Employee commits a breach or is about to commit a breach of any of the provisions of Sections 1(a) or (b) above, the Company shall have the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of any other available remedies, it being acknowledged and agreed that any such breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. In addition, the Company may take all such other actions and remedies available to it in law or in equity and shall be entitled to such damages as it or they can show it or they have sustained by reason of such breach.

     (d) The parties acknowledge that the type and periods of restriction imposed in the provisions of clauses Sections 1(a) and (b) above, are fair and reasonable and are reasonably required for the protection of the Company, its business and goodwill, and the substantial investment by the Investors therein. Further, the time, scope, geographic area and other provisions of this Section 1 have been specifically negotiated by sophisticated parties, each of whom have been represented by competent legal counsel, and are given as an integral part of the Investment. If any of the covenants in Sections 1(a) or (b) above, or any part thereof, is hereafter construed to be invalid or unenforceable, it is the intention of the parties that the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions. If any of the covenants contained in Sections 1(a) or (b), or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall reduce the duration and/or areas of such provision such that, in its reduced form, said provision shall then be enforceable.

     (e) In the event the Company terminates Employee without Cause or Employee resigns from the Company for Good Reason, then in order for the covenants contained in Section 1(a) hereof to remain in effect, the Company must, within five (5) business days following such termination or resignation, pay to Employee a lump sum cash payment equal to the greater of
(i) Employee's actual aggregate cash salary and bonus received during the twelve (12) months preceding termination or resignation, as applicable, and
(ii) the sum of Employee's annualized salary as in effect immediately preceding such termination or resignation, as applicable, and the cash bonus for the fiscal year earned by Employee through the date of termination or
resignation   (the "PAYMENT").


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     2.  CONSIDERATION.  In partial consideration of Employee's performance of his obligations hereunder, concurrently with his execution and delivery of this Agreement: (i) the Company is executing and delivering the Stock Purchase Agreement to facilitate the Investment, (ii) the Investors are paying to the Company the cash sum specified under the Stock Purchase Agreement, to which this Agreement is ancillary, and (ii) the parties to the Stock Purchase Agreement are making their respective covenants, representations and warranties thereunder.

     3. NOTICES. Any notice or communication required or permitted hereunder shall be given in writing and shall be (a) sent by first class registered or certified United States mail, postage prepaid, (b) sent by overnight or express mail or expedited delivery service, (c) delivered by hand or (d) transmitted by wire or telefax, to the proper address provided in the Stock Purchase Agreement or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given as of the date received.

     4. SEVERABILITY. Every provision in this Agreement is intended to be severable. In the event that any provisions of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remaining provisions of this Agreement.

     5. HEADINGS. The headings of the this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

     6. NO WAIVER. The failure of any party to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such party's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any obligation hereunder.

     7. AMENDMENT. This Agreement may be changed, modified or amended only by an instrument in writing duly executed by all of the parties hereto. Any such amendment shall be effective as of such date as may be determined by the parties hereto.

     8. CHOICE OF LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by the laws of the State of Texas, without regard to the principles of conflicts of laws thereof.

     9.  DEFINED TERMS.  As used herein:

     (a) "CAUSE" shall mean by reason of any of the following: (A) Employee's conviction of, or plea of NOLO CONTENDERE to, any felony, or to any crime or offense causing substantial harm to the Company or any of its affiliates (whether or not for personal gain) or involving acts of theft, fraud, embezzlement, moral turpitude or similar conduct, (B) Employee's violation of the


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Company's substance abuse policy, if any, as such may apply from time to time, (C) malfeasance in the conduct of Employee's duties, including, but not limited to, (1) willful and intentional misuse or diversion of the Company's or any of its affiliate's funds, (2) embezzlement, and/or (3) fraudulent, willful or material misrepresentations or concealments on any written reports submitted to the Company or any of its affiliates, (D) material failure to follow or comply with the reasonable and lawful directives of the chief executive officer or Board of Directors of the Company, (E) a material breach by Employee of this Agreement, (F) mental or physical incapacity or inability of Employee to perform his duties for a consecutive period of ninety (90) days or a non-consecutive period of one hundred twenty (120) days during any twelve month period, or (G) the death of Employee.

     (b) "GOOD REASON" shall mean a significant and material change in the nature or scope of Employee's duties to duties that are, taken as a whole, inconsistent with the position in the Company then occupied by Employee or inconsistent with Employee's range and duration of experience.

     10. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument


     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and Employee has executed this Agreement, as of the date first above written.


                                       FLASHNET COMMUNICATIONS, INC.


                                       By:   /s/  A. Lee Thurburn
                                          --------------------------------------
                                           Name:  A. Lee Thurburn
                                                --------------------------------
                                           Title: CEO
                                                 -------------------------------

                                       /s/ M. Scott Leslie
                                       -----------------------------------------
                                       M. Scott Leslie


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